UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FBL Financial Group Merger for $56.00 Per Share Supplemental Materials April 14, 2021 Right Transaction, at the Right Price, at the Right Time

Disclaimer This presentation has been designed to provide general information about FBL Financial Group, Inc. (“FBL” or the “Company”) a nd the proposed acquisition by Farm Bureau Property and Casualty Insurance Company (“ FBPCIC ”) of FBL’s common stock not held by FBPCIC or the Iowa Farm Bureau Federation (“IFBF”). Any information contained or referenced herein is suitable only as an introducti on to the Company. The reader is strongly encouraged to refer to and supplement this presentation with information the Company has file d w ith the Securities and Exchange Commission (the “SEC”). The Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information co nta ined in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not propose to in clu de all of the information that may be required to evaluate the subject matter herein and the reader is encouraged to conduct his or her own independent analysis of the Company and the data contained or r efe rred to herein. The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any su ch statement or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinf orm ation contained in any third party report, SEC or other regulatory filing. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of the ir respective owners and the Company’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names. This presentation is provided merely for general informational purposes and is not intended to be, nor should it be, construe d a s (1) investment, financial, tax or legal advice, (2) a recommendation to buy or sell any security or (3) an offer or solicitation to subscribe for or purchase any security. This presentation does not co nsi der the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on th e m erits of any investment decision. Although the Company believes the information herein to be reliable, the Company and persons acting on its behalf make no representation or warranty, express o r i mplied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, except as provided for by law, and the Company expressly disclaims any liability rela tin g to those statements or communications (or any inaccuracies or omissions therein). Risk Factors and Forward Looking Statements Some of the statements in this presentation are forward - looking statements (or forward - looking information). When we use words s uch as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressio ns, we do so to identify forward - looking statements. Forward - looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expres sed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed tr ans action; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction di sru pts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; ch ang es in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adver se results from litigation; the impact of the COVID - 19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information ab out these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL’s filings with the SEC, including FBL’s Annual Report on Form 10 - K and FBL’s quarterly reports on Form 10 - Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise an y forward - looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law. Important Additional Information and Where to Find It In connection with the proposed transaction, FBL has filed with the SEC a definitive proxy statement on Schedule 14A and a Sc hed ule 13e - 3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any othe r d ocument that FBL may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE F ILE D WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION AB OUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed belo w. Contacts FBL Financial Group Media: Bryan Locke and Lindsay Molk Sard Verbinnen & Co FBLFinancial - SVC@sardverb.com Investors: Kathleen Till Stange Vice President Corporate & Investor Relations Kathleen.TillStange@FBLFinancial.com 2

Transaction Price Represents a Significant Premium Even Assuming FBL Benefits from P/E Multiple Re - Rating Experienced by Other Insurers 3 Regardless of peer set, the $56 / share offer price represents a 30%+ premium to the implied “standalone” FBL share price absent this transaction 9/3/2020 4/13/2021 Implied Share Price Barclays Peers Implied Peer Average 1 8.2x 11.0x - FBL 2021 EPS 7.5x 2 10.0x – 11.0x 3 $39.60 - $43.56 4 CRM Peers Implied S5Life Index 6.5x 9.4x - US Life Index 6.6x 9.5x - High Correlation Life Peers 6.1x 9.2x - FBL 2021 EPS 7.5x 2 10.5x 5 $41.58 4 ___________________________________ Source: FactSet. Market data as of April 13, 2021 . 1. The Barclays comp set is comprised of Athene , American Equity, CNO Financial, Globe Life and Primerica. 2. Multiple based on the average 2021E broker estimates as of 9/3/2020 of $4.99. 3. Implied “standalone” P/E range assuming a 2.5x – 3.5x multiple uplift to FBL’s 9/3/2020 multiple consistent with the peers. 4. Implied share price calculated on the basis of FBL management’s publicly available 2021E estimate. 5. Each peer group presented by CRM re - rated 2.9x – 3.1x – we have selected a 3.0x re - rating for the basis of the analysis. Calculating FBL’s implied share price absent a deal on the basis of peer share price appreciation is misleading. CRM’s position ignores FBL’s significant headwinds and relative valuation

CRM's Comparables are Misleading and Not Appropriate 4 T he below companies are not appropriate comparables for FBL. Similarly, the P&C peers referenced in the Proxy Set are not applicable because they operate in an entirely different industry and are taken into consideration in connection with setting executive compensation for the shared FBL and FBPCIC management team, not as valuation comps Company Market Cap ($mm) 2021 P/E P / BV ex. AOCI 2 Rationale for Exclusion Ameriprise $ 28,367 12.2x 5.42x Large - cap, diversified financial services company with a significant focus on wealth and asset management which are fundamentally different from FBL’s business, both operationally and from a valuation perspective Equitable $ 14,264 6.2x 1.41x Life and annuity operations are principally comprised of variable annuities (FBL does not sell variable annuities today) as well as retirement group insurance and broker / dealer. Additionally, this company has s ignificant earnings contribution from its ~65% stake in the publicly traded asset manager AllianceBernstein American Financial $10,088 17.2x 1.85x Diversified Property & Casualty (“P&C”) company that recently announced the sale of its annuity business to MassMutual Voya Financial $ 8,266 12.2x 1.81x This company is no longer in the life and annuity business – its life and annuity operations were sold in 2018 and 2019. The remaining business is 401(k) recordkeeping, asset management and employee benefits, none of which are businesses in which FBL operates Unum Group $ 5,776 6.0x 0.55x Employee benefits business with a significant block of long - term care insurance. FBL is not in either of these businesses Brighthouse $ 4,053 4.1x 0.38x Brighthouse is principally a variable annuity company, MetLife’s legacy business. FBL does not actively sell variable annuities today ___________________________________ Source: FactSet , SNL. Market data as of April 13, 2021 . 1. Barclays’ comp set is comprised of Athene , American Equity, CNO Financial, Globe Life and Primerica 2. Book value per share figures as of December 31, 2020. • Barclays selected comp set is comprised of five companies whose businesses most closely match that of FBL (life and fixed annuities) 1 • Barclays has consistently used these comps since initially presenting them to the Special Committee at the outset of its enga gem ent

CRM's Comparables are Misleading and Not Appropriate ___________________________________ Source: Bloomberg, FactSet. SNL. 1. Index weighting based on Bloomberg as of 4/13/21 . 2. Per FactSet as of 4/13/21 . 3. Per SNL. Financial Data as of 12/31/20. Price Data as of 4/13/21 . Company Weighting 1 Market Cap 2 ($mm) Price Performance since 9/3/20 Price / Book (ex. AOCI) 3 Price / 2021 EPS 2 FBL Financial Group, Inc. NA $ 1,363 50.1% 1.24x 14.1x Top Constituents of S&P 500 Life & Health Insurance Index (S5LIFE) MetLife, Inc. 29.0% $54,877 62.4% 1.06x 10.0x Prudential Financial, Inc. 23.7% $37,675 40.1% 1.03x 8.3x Aflac Incorporated 20.7% $35,955 41.6% 1.47x 10.6x Principal Financial Group, Inc. 9.8% $16,952 46.3% 1.20x 10.4x Lincoln National Corporation 7.2% $12,072 76.3% 0.88x 7.1x Globe Life Inc. 5.9% $10,403 23.0% 1.82x 13.6x Unum Group 3.6% $5,766 54.2% 0.55x 6.0x • Market capitalization of index constituents is far greater than that of FBL • Business and geographic mix is varied and does not compare well to FBL • Market has re - rated the most beaten down names — MET, PRU, LNC and UNUM are all still trading around or below 1.0x Price / Book (ex. AOCI) 5

FBL Financial Group, Inc. www.fblfinancial.com www.fbfs.com 6